Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements:
(1)Registration Statement (Form S-3 No. 294145) of Diversified Energy Company
(2)Registration Statements (Form S-8 Nos. 333-287374 and 333-291764 and 333-276139) of Diversified
Energy Company
of our report dated April 14, 2026, relating to the consolidated financial statements of Camino Natural Resource
Holdings, LLC and Subsidiaries as of and for the years ended December 31, 2025 and 2024 appearing in this
Current Report on Form 8-K/A of Diversified Energy Company.
/s/ Ernst & Young LLP
Denver, Colorado
September 17, 2026